Offshore Logistics, Inc.

224 Rue De Jean – 70508
Post Office Box 5C
Lafayette, Louisiana 70505
Tel: (337) 233-1221
Fax: (337) 235-6678

PRESS RELEASE

OFFSHORE LOGISTICS, INC.
ANNOUNCES RESULTS FOR THE THIRD FISCAL QUARTER
ENDED DECEMBER 31, 2004

LAFAYETTE, LOUISIANA (February 3, 2005) – Offshore Logistics, Inc. (NYSE: OLG) today reported net income for the third quarter ended December 31, 2004 of $11.5 million, or $0.49 per diluted share, on revenues of $158.0 million, compared to net income of $2.8 million, or $0.12 per diluted share, on revenues of $139.1 million for the third quarter ended December 31, 2003. Included in the net income reported for the third quarter ended December 31, 2003 are $3.0 million (pre-tax), or $0.09 per diluted share, of expenses related to Bristow’s restructuring of its United Kingdom operations.

Net income for the nine months ended December 31, 2004 was $42.5 million, or $1.82 per diluted share, on revenues of $470.3 million, compared to net income of $19.6 million, or $0.86 per diluted share on revenues of $414.6 million for the nine months ended December 31, 2003.

William E. Chiles, Chief Executive Officer and President of Offshore Logistics, Inc. said, “We are proud of our impressive quarter over quarter and year over year comparisons for revenue, operating income and earnings, and of the success the Company has achieved this past year. The restructuring efforts undertaken by Bristow have begun to reward shareholders in terms of profitability improvement, customer retention and new contracts in the North Sea market. The operating margins reported for the North Sea in September and December of this year are the highest Bristow has experienced in the past 5 years. Additionally, the recent renewal by Bristow of the Shell contract and the award of a new contract from Talisman will provide a solid base to continue to grow market share. Furthermore, our international operations still remain a significant factor in our growth and success. Accordingly, I am pleased to report that in January 2005 Bristow was awarded a 5 year contract renewal for 5 medium size helicopters by an international oil company operating in Nigeria.

Grasso Production Management is also achieving its share of success, reporting higher revenue, operating income and operating margin than in the comparable periods in the prior year. Unfortunately, however, exploration and drilling activity in the Gulf of Mexico did not rebound during calendar 2004 as we and others had expected. Lower flight activity, both quarter over quarter and sequentially, coupled with higher costs have negatively impacted our North America margins. We are exploring avenues to restore these margins; however, the current status of our negotiations with the pilots’ union may hamper our ability to achieve this objective as quickly as we would like.

We continue to await a response from the National Mediation Board on a release from negotiations with the union representing our North American Pilots. This release will start a thirty day cooling off period between the parties. If an agreement is not reached by the end of the thirty day cooling off period, the union will be free to engage in self-help measures such as a strike or work stoppage. As previously stated, we have developed contingency plans and are now putting those plans into motion in the event of a work action by the union, although there can be no guarantees that these plans will be 100% effective. However, our Gulf of Mexico flight operations currently only represent 25% of our total revenue, and therefore the labor situation should not overshadow the successes we have achieved and the opportunities we are pursuing in every other market we serve.”

At December 31, 2004, the Company’s consolidated balance sheet reflected $514.8 million in shareholders’ investment, $149.9 million in cash and $263.1 million of indebtedness.

Management will conduct a telephonic conference to discuss its third quarter results with analysts, investors and other interested parties at 10:00 a.m. Central Time on Friday, February 4, 2005. Individuals wishing to access the conference call should dial (877) 822-9020 for domestic callers and (706) 679-7181 for international callers, approximately five to ten minutes prior to the start time. Please reference the Offshore Logistics, Inc. conference call hosted by William E. Chiles, Conference ID No. 3343168. A replay of the conference call will be available two hours after completion of the teleconference. To hear that recording, dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, and enter Conference ID number 3343168. The replay will be available until 11:59 PM EST, Friday, February 11, 2005.

Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Egypt and the Far East. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the Gulf of Mexico. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

The tabulated results for the periods ended December 31, 2004 and 2003, are as follows (amounts in thousands, except earnings per share):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
Revenue	$ 157,998	$ 139,072	$ 470,260	$414,625

Net Income	$ 11,499	$ 2,790	$ 42,505	$19,558

BASIC:
Earnings per common share	$ 0.49	$ 0.12	$ 1.85	$0.87

Weighted average number of
common shares outstanding	23,272	22,555	22,954	22,527

DILUTED:
Earnings per common share	$ 0.49	$ 0.12	$ 1.82	$0.86

Weighted average number of
common shares outstanding and
assumed conversions	23,617	22,808	23,311	22,697

Selected operating data:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
	(in thousands, except flight hours)
Flight hours (excluding unconsolidated affiliates):
Helicopter activities:
North American Operations	28,180	29,369	92,604	94,394
North Sea Operations	9,207	10,399	30,521	33,542
International Operations	22,332	22,589	69,147	65,807
Technical Services	293	548	1,421	1,305

Total	60,012	62,905	193,693	195,048

Operating revenue:
Helicopter activities:
North American Operations	$39,742	$39,416	$124,546	$119,925
North Sea Operations	48,554	43,083	146,125	131,834
International Operations	56,983	46,138	159,162	129,735
Technical Services	7,266	14,606	25,498	30,686
Less: Intercompany	(9,688)	(15,646)	(31,018)	(32,140)

Total	142,857	127,597	424,313	380,040
Production Management Services	14,943	12,611	43,264	36,302
Corporate	2,438	2,925	7,555	8,877
Less: Intercompany	(4,261)	(4,418)	(13,049)	(13,182)

Consolidated total	$155,977	$138,715	$462,083	$412,037

Operating income:
Helicopter activities:
North American Operations	$4,107	$7,070	$18,811	$20,628
North Sea Operations	8,793	(437)	25,170	8,261
International Operations	7,458	4,907	22,731	16,656
Technical Services	(266)	1,023	(3,013)	1,296

Total	20,092	12,563	63,699	46,841
Production Management Services	1,219	540	2,985	1,942
Corporate	(2,918)	(2,690)	(7,563)	(4,107)
Gain on disposal of assets	2,021	357	8,177	2,588

Consolidated total	$20,414	$10,770	$67,298	$47,264

Operating margin:
Helicopter activities:
North American Operations	10.3%	17.9%	15.1%	17.2%
North Sea Operations	18.1%	(1.0)%	17.2%	6.3%
International Operations	13.1%	10.6%	14.3%	12.8%
Technical Services	(3.7)%	7.0%	(11.8)%	4.2%
Total	14.1%	9.8%	15.0%	12.3%
Production Management Services	8.2%	4.3%	6.9%	5.3%
Consolidated total	13.1%	7.8%	14.6%	11.5%

Statements contained in this press release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements contained in this press release include the possibility that the restructuring efforts in the North Sea do not continue to yield improved profits, that the operating margin in the North Sea is not sustainable, that the Shell and Talisman contracts do not provide a basis for growth, that avenues to restore North American margins are not fruitful and that our contingency plans to deal with a union work action are ineffective. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the year ended March 31, 2004 and the Company’s report on Form 10-Q for the quarters ended June 30, 2004 and September 30, 2004.

Investor Relations Contact:
H.Eddy Dupuis
Phone: (337) 233-1221
Fax: (337) 235-6678
investorrelations@olog.com

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
	(in thousands, except per share amounts)
Gross revenue:
Operating revenue	$155,977	$138,715	$462,083	$412,037
Gain on disposal of assets	2,021	357	8,177	2,588

	157,998	139,072	470,260	414,625
Operating expenses:
Direct cost	115,719	107,551	338,058	310,224
Depreciation and amortization	10,790	9,778	31,820	29,077
General and administrative	11,075	10,973	33,084	28,060

	137,584	128,302	402,962	367,361

Operating income	20,414	10,770	67,298	47,264
Earnings from unconsolidated affiliates, net	1,769	1,930	5,690	6,880
Interest income	985	280	2,168	1,328
Interest expense	4,056	3,818	11,970	12,773
Loss on extinguishment of debt	--	--	--	(6,205)
Other income (expense), net	(2,599)	(4,352)	(2,038)	(6,246)

Income before provision for income taxes and
minority interest	16,513	4,810	61,148	30,248
Provision for income taxes	4,953	1,444	18,344	9,075
Minority interest	(61)	(576)	(299)	(1,615)

Net income	$11,499	$2,790	$42,505	$19,558

Net income per common share:
Basic	$0.49	$0.12	$1.85	$0.87

Diluted	$0.49	$0.12	$1.82	$0.86

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2004	March 31, 2004
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$149,920	$85,679
Accounts receivable	126,317	121,146
Inventories	141,336	133,073
Prepaid expenses and other	11,583	10,874

Total current assets	429,156	350,772
Investments in unconsolidated affiliates	38,204	38,929
Property and equipment - at cost:
Land and buildings	29,192	26,594
Aircraft and equipment	814,245	797,783

	843,437	824,377
Less: accumulated depreciation and amortization	(247,606)	(238,721)

	595,831	585,656
Goodwill	26,872	26,829
Other assets	42,830	42,717

	$1,132,893	$1,044,903

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Accounts payable	$34,221	$27,439
Accrued liabilities	63,859	65,257
Deferred taxes	864	1,802
Current maturities of long-term debt	6,714	4,417

Total current liabilities	105,658	98,915
Long-term debt, less current maturities	256,337	251,117
Other liabilities and deferred credits	155,009	147,326
Deferred taxes	96,397	92,042
Minority interest	4,646	9,385
Stockholders' Investment:
Common Stock, $.01 par value, authorized 35,000,000
shares; outstanding 23,275,375 and 22,631,221 at
December 31 and March 31, respectively (exclusive of
1,281,050 treasury shares)	233	226
Additional paid-in capital	156,050	141,384
Retained earnings	395,107	352,602
Accumulated other comprehensive loss	(36,544)	(48,094)

	514,846	446,118

	$1,132,893	$1,044,903